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                                                                    EXHIBIT 99.1

         THIS SECURITY IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(1) TO THE COMPANY, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE GUARANTEE AND SECURITY AGREEMENT DATED SEPTEMBER 9, 2002 AMONG THE COMPANY, CERTAIN SUBSIDIARY GUARANTORS THERETO AND THE PURCHASER, AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME (THE "SECURITY AGREEMENT").


                                  ENGAGE, INC.

                         Senior Secured Promissory Note
                              Due September 9, 2006

U.S. $2,000,000 (subject to adjustment)                        September 9, 2002


         FOR VALUE RECEIVED, the undersigned, Engage, Inc., a Delaware corporation (the "COMPANY"), hereby promises to pay to CMGI, Inc., a Delaware corporation (the "PURCHASER"), the principal sum of US$2,000,000 (the "PRINCIPAL") on or before September 9, 2006 (the "MATURITY DATE"), subject to adjustment as provided herein. No interest shall accrue on the Principal.


         This Note is being delivered pursuant to a Transaction Agreement, dated as of September 9, 2002, between the Company and the Purchaser (the "TRANSACTION AGREEMENT"). The Transaction Agreement provides for the payment, as specified therein, of $6 million by the Company to the Purchaser (the "EARNOUT PAYMENTS"). In the event that on the Maturity Date the Earnout Payments actually made prior to the Maturity Date (the "PAST EARNOUT PAYMENTS"), plus the Principal, would exceed $6 million, the Principal shall be reduced to equal (A) $6 million less
(B) the Past Earnout Payments less (C) any prior prepayments of the Principal. This Note shall automatically terminate without payment of the Principal if, prior to the Maturity Date, the Purchaser has


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been paid $6 million pursuant to the Earnout Payments. The Company shall have the right to prepay the Principal, without premium or penalty, in whole or in part at any time and from time to time at the Company's election.

     1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Transaction Agreement.

     2. Security. The Purchaser's right to payment pursuant to the terms of this Note shall be secured to the extent and on the terms and conditions set forth in the Security Agreement, and the terms and provisions of the Security Agreement are incorporated herein by reference.

     3. Payment. The Principal shall be repaid on or before the Maturity Date by check payable to the Purchaser at the Purchaser's principal address set forth in the Transaction Agreement (or at such other place as the Purchaser hereof shall notify the Company in writing) or, if the Purchaser so specifies by written notice to the Company given not less than two Business Days prior to the Maturity Date, by bank wire transfer in immediately available funds to the account so specified, in lawful money of the United States of America. If the Maturity Date occurs on a date that is not a Business Day, then the Principal shall be paid on the next succeeding Business Day.

     4. Event of Default. This Note may be declared immediately due and payable in full following the occurrence at any time of any Event of Default as set forth in the Transaction Agreement. Upon the occurrence of an Event of Default, the Purchaser shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

     5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.


ATTEST:                                           ENGAGE, INC.


By:  /s/ Daniel M. Carroll                        By:  /s/ Christopher Cuddy
     ----------------------                            ----------------------
Name:  Daniel M. Carroll                          Name:  Christopher Cuddy
Title:  Vice President and General Counsel        Title:  President and CEO


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